NEWS RELEASE

EXHIBIT 99.1

For Immediate Release

One American Row

PO Box 5058

Hartford CT 06102-5056

www.phoenixwm.com

Contacts:
Media Relations Alice S. Ericson, 860-403-5946 alice.ericson@phoenixwm.com	Investor Relations Ronald Aldridge, 860-403-6494 ronald.aldridge@phoenixwm.com

The Phoenix Companies, Inc. First Quarter 2008 Results

Net loss attributed to difficult market conditions, spin-off and proxy contest costs,

and adverse mortality

Hartford, CT, May 8, 2008 – The Phoenix Companies, Inc. (NYSE: PNX) today reported results for the first quarter of 2008.

Earnings Highlights ($ in millions)	First Quarter 2008	First Quarter 2007

Net Income (Loss)	$(19.0)	$50.6
Total Operating Income (Loss)[1]	$(4.7)	$37.4
Life and Annuity Operating Income (pre-tax)[1]	$26.2	$62.9
Asset Management Operating Income (Loss) (pre-tax)[1]	$(13.3)	$0.6
Asset Management EBITDA[1]	$4.8	$8.4

1 Total operating income, as well as components of and financial measures derived from total operating income, are non-GAAP financial measures.  Please see “Financial Highlights” below for more information.

 “We are very disappointed with the quarter, which reflects a confluence of negative events and factors, some specific to Phoenix and others clearly market-related.  The results present a stark contrast to a year ago, when we benefited from the buoyancy of the equity markets, as well as investment income and mortality that were both unusually favorable.  These same factors slipped dramatically a year later and drove the quarter’s results.  However, from an operational and strategic standpoint, the quarter had its share of successes,” said Dona D. Young, chairman, president and chief executive officer.

-more-

The Phoenix Companies, Inc. … 2

“Earnings this quarter were affected by weakness of the equity markets and lack of liquidity in the fixed income markets, which reduced investment income and valuations.  In addition, we had adverse mortality in the quarter, driven by a few large claims on policies issued several years ago.  Fluctuations in mortality are a normal part of our business, and our long-range mortality experience remains in line with our expectations. The quarter also included an intangible asset impairment as a result of a previously announced review.  Expenses were higher than usual with the addition of proxy contest costs, as well as costs relating to the planned spin-off of the Asset Management business.  At the time of the spin-off, these expenses will be largely moved to discontinued operations,” she said.

“At the same time, the quarter signaled the start of significant new initiatives for Phoenix.  We announced our decision to spin off the Asset Management business from the ongoing Life and Annuity company, and our two newest businesses, Alternative Retirement Solutions and Phoenix Life Solutions, began operating.  Sales in our existing life insurance and annuity product lines were very strong, reflecting broader and deeper distribution relationships.  Mutual fund and managed account flows improved from the fourth quarter after picking up in March.

“Despite the difficult start to the year, we remain focused on the factors within our control to improve our performance for the balance of 2008 and beyond.  These results do not change our long-term outlook or strategy,” Mrs. Young said.

FIRST QUARTER 2008 HIGHLIGHTS

•

The company reported a net loss of $19.0 million, or $0.17 per diluted share, compared with net income of $50.6 million, or $0.44 per diluted share, in the first quarter of 2007. The current quarter includes $15.1 million in net realized losses, primarily due to impaired investments held in the company’s general account portfolio.

•

The company had a total operating loss of $4.7 million, or $0.04 per diluted share, compared with total operating income of $37.4 million, or $0.32 per diluted share, in the first quarter of 2007. The loss was driven by higher mortality, an intangible asset impairment, weaker market performance that lowered net investment income and affected fees adversely, and higher corporate expenses related to the company’s proxy contest and planned spin-off of Asset Management.

-more-

The Phoenix Companies, Inc. … 3

Earnings Summary (millions, except per share data)	First Quarter 2008	First Quarter 2007	Change
Life and Annuity Operating Income (pre-tax)	$26.2	$62.9	$(36.7)
Asset Management Operating Income (Loss) (pre-tax)	(13.3)	0.6	(13.9)
Corporate and Other Loss	(20.6)	(9.2)	(11.4)
Total Operating Income (Loss), Before Income Taxes	(7.7)	54.3	(62.0)
Applicable Income Tax Expense (Benefit)	(3.0)	16.9	(19.9)
Total Operating Income (Loss)	(4.7)	37.4	(42.1)
Realized Gains (Losses), Net	(15.1)	12.2	(27.3)
Realized Gains from Collateralized Debt Obligations	0.8	0.2	0.6
Discontinued Operations, Net	--	0.8	(0.8)
Net Income (Loss)	$(19.0)	$50.6	$(69.6)

Earnings Per Share Summary
Net Income (Loss) Per Share
Basic	$(0.17)	$0.44
Diluted	$(0.17)	$0.44
Total Operating Income (Loss) Per Share
Basic	$(0.04)	$0.33
Diluted	$(0.04)	$0.32
Weighted Average Shares Outstanding (in millions)
Basic	114.3	113.8
Diluted	114.3	115.1

SUMMARY OF SEGMENT RESULTS

Phoenix has two operating segments, “Life and Annuity” and “Asset Management.”  Businesses that are not sufficiently material to warrant separate disclosure, as well as interest expense on indebtedness, are included in “Corporate and Other.”

Life and Annuity

First Quarter 2008 Summary ($ in millions)	First Quarter 2008	First Quarter 2007	Change
Life Insurance Operating Income (pre-tax)	$31.6	$56.0	$(24.4)
Annuity Operating Income (Loss) (pre-tax)	(5.4)	6.9	(12.3)
Life and Annuity Operating Income (pre-tax)	$26.2	$62.9	$(36.7)

Life Insurance Sales (Annualized + Single Premium)	$125.5	$62.3	$63.2
Total Private Placement Deposits (Life Insurance and Annuity)	$41.6	$65.6	$(24.0)
Annuity Deposits[1]	$169.1	$131.3	$37.8
Annuity Net Flows[1]	$33.0	$(27.7)	$60.7

1Excludes private placement and discontinued products.

-more-

The Phoenix Companies, Inc. … 4

•

Life and Annuity pre-tax operating income for the quarter declined from the prior-year period, largely reflecting adverse mortality in the universal life and variable universal life product lines and the impact of weak market conditions.

•

Adverse mortality in the quarter was driven by two large death claims.  These claims, on policies issued in 1998 and 2003, more than account for the adverse results.  They also account for 57 percent of all claims in the open universal life and variable universal life blocks of business, almost double the average for recent quarters.  Given the high average face amount and high retention in the company’s inforce business, quarterly fluctuations in mortality experience are inevitable.  However, long-term mortality experience remains favorable.

•

Market conditions resulted in lower net investment income, due mainly to lower income from mezzanine, private equity and partnership investments. Lower asset balances in fixed annuities also contributed to the decline. In addition, the drop in the equity markets resulted in lower earnings for variable annuity and variable universal life products.

•

Annualized premium more than doubled to $113.2 million from $52.1 million in the prior-year period. Sales through the Brokerage General Agency (BGA) channel, which the company entered in late 2006, quintrupled year over year.  Sales through State Farm grew 28 percent from the prior-year period, as the number of State Farm agents selling Phoenix products grew 16 percent.  Total life insurance sales (annualized and single premium) of $125.5 million also more than doubled from the $62.3 million in the first quarter of 2007.

•

Combined universal life and variable universal life insurance inforce rose 20 percent year over year.

•

Annuity deposits of $169.1 million in the quarter rose 29 percent from $131.3 million in the first quarter of 2007.  The State Farm distribution relationship continued to dominate annuity sales, accounting for 73 percent of the total, with 58 percent growth year over year.   Sales through the National Life Group relationship, which began in February 2007, also grew substantially.  The company had $33 million in annuity net flows in the quarter.

•

Life insurance sales and annuity deposits exclude private placement deposits.  Total private placement life and annuity deposits were $41.6 million in the first quarter of 2008, compared with $65.6 million in the prior-year period.  Deposits from private placement sales can vary widely because they involve fewer, but significantly larger, cases.

-more-

The Phoenix Companies, Inc. … 5

Asset Management

First Quarter 2008 Summary ($ in millions)	First Quarter 2008	First Quarter 2007	Change
Asset Management EBITDA	$4.8	$8.4	$(3.6)
Asset Management Operating Income (Loss) (pre-tax)	$(13.3)	$0.6	$(13.9)

Asset Management Inflows	$1,295.9	$3,232.4	$(1,936.5)
Asset Management Outflows	$(5,656.2)	$(2,422.2)	$(3,234.0)
Asset Management Outflows excluding General Account Mandate	$(1,955.3)	$(2,422.2)	$466.9

Asset Management Net Flows	$(4,360.3)	$810.2	$(5,170.5)

Assets Under Management (end of period)	$34,519.4	$45,717.1	$(11,197.7)

•

Asset Management EBITDA in the first quarter of 2008 decreased from the prior-year period due to lower fees from lower assets under management.

•

The decrease in pre-tax operating income reflects the lower fees as well as a $10.5 million pre-tax ($6.5 million, after tax) non-cash charge from an intangible asset impairment related primarily to the loss of a general account mandate for a non-affiliated insurance company, the only institutional relationship of its kind.  While it represented $3.7 billion in assets under management (AUM), it generated low fees and annual EBITDA of approximately $0.9 million.

•

Pre-tax operating margin, before intangible amortization, was 9.0 percent in the first quarter of 2008, compared with 14.4 percent in the prior-year period.

•

First quarter negative net flows were $4.4 billion, compared with positive net flows of $810.2 million in the prior-year period.

•

Outflows of $5.7 billion were driven by the $3.7 billion in the institutional relationship mentioned above.  Excluding those assets, outflows were $2.0 billion, lower than the $2.4 billion in the year-ago quarter, and continue the improving trend of the last four years.

•

Inflows were lower than the year-ago quarter, reflecting the absence of structured finance deals and retail investor behavior in the challenging market environment.  Mutual fund net flows improved from the fourth quarter but still represent a decline from the strong first quarter of 2007.  Managed account flows improved from both the first and fourth quarters of 2007.

•

The year-over-year decrease in AUM primarily reflects cumulative institutional net outflows of $4.3 billion and market depreciation of $4.4 billion.

-more-

The Phoenix Companies, Inc. … 6

•

For the period ended March 31, 2008, 34 percent, 44 percent and 56 percent of AUM outperformed their benchmarks for the one-, three- and five-year periods, respectively.  The decrease from previous periods is attributable entirely to fixed income strategies; equity AUM exceeding benchmarks improved for all periods.  The decline in fixed income performance relative to benchmark is attributable to the disruptions in the fixed income markets over the past year, which affected most active bond managers.  Phoenix’s percentage of fixed income assets in the top third of their relative peer rankings is unchanged for the one-year period as compared to March 31, 2007.

Corporate and Other

Corporate and Other had a pre-tax loss of $20.6 million in the first quarter of 2008, compared with a $9.2 million pre-tax loss in the prior-year period.  The current quarter had lower corporate net investment income, as well as higher corporate expenses, which included $4.6 million related to the proxy contest and $3.0 million related to the planned spin-off of Asset Management. Excluding the proxy and spin-off costs and the impact of a change in accounting for deferred compensation liabilities, corporate expenses were in line with the prior-year period.

The company expects to report approximately $6 million in remaining proxy expenses in the second quarter.  Costs relating to the planned spin-off will be largely reversed out of operating income and reflected in discontinued operations when the spin-off is completed.

FIRST QUARTER 2008 STATUTORY RESULTS FOR PHOENIX LIFE INSURANCE COMPANY

•

Statutory net gain from operations was $11.4 million in the first quarter of 2008, compared with $42.2 million in the prior-year period.  The decline reflects lower investment income and modestly higher net claims costs.  Compared with the GAAP results, the claims costs had less of an impact on statutory results because reinsurance recoveries are recognized in the current period.

•

Statutory surplus and asset valuation reserve was $946.6 million at March 31, 2008, compared with $1.04 billion at year-end 2007. The decline reflects sales-related expenses from higher life and annuity sales, investment impairments, and a dividend payable to the parent company.

•

The estimated risk-based capital ratio ended the quarter within the company’s 375-400 percent targeted range.

-more-

The Phoenix Companies, Inc. … 7

NET REALIZED INVESTMENT GAINS AND LOSSES

The company reported net realized investment losses of $15.1 million in the first quarter of 2008, compared with $12.2 million in net realized gains in the prior-year period.  The majority of the losses were due to credit impairments.

Gross credit impairments in the first quarter were $40.4 million, compared with $1.0 million in the prior-year period.  Net credit impairments after offsets for taxes, deferred acquisition costs and policyholder dividend obligation were $12.8 million in the first quarter of 2008, compared with $0.1 million in the prior-year period.  The impairments in the current quarter were predominantly in residential and commercial mortgage-backed securities.

CONFERENCE CALL

The Phoenix Companies, Inc., will host a conference call today at 11 a.m. Eastern time to discuss with the investment community Phoenix’s first quarter 2008 financial results.  The conference call will be broadcast live over the Internet at www.phoenixwm.com in the Investor Relations section.  The call can also be accessed by telephone at 973-935-8512 (conference ID #43933557).  A replay of the call will be available through May 22, 2008, by telephone at 706-645-9291 (pin code #43933557) and on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

ABOUT PHOENIX

With roots dating to 1851, The Phoenix Companies, Inc. (NYSE: PNX) helps individuals and institutions solve their often highly complex personal financial and business planning needs through its broad array of life insurance, annuities and investments.  In 2007, Phoenix had annual revenues of $2.6 billion and total assets of $30.2 billion.  More detailed financial information can be found in Phoenix’s financial supplement for the first quarter of 2008, which is available on Phoenix’s Web site, www.phoenixwm.com, in the Investor Relations section.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which, by their nature, are subject to risks and uncertainties. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements.  These include statements relating to trends in, or representing management’s beliefs about, our future transactions, strategies, operations and financial results, as well as other statements including words such as “anticipate,” “believe,”

-more-

The Phoenix Companies, Inc. … 8

“plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions.  Forward-looking statements are made based upon our current expectations and beliefs concerning trends and future developments and their potential effects on the company.  They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties, which include, among others:  (i) changes in general market and business conditions, interest rates and the debt and equity markets; (ii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in our debt or financial strength ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xii) our  reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our Closed Block; (xiv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xv) other legislative or regulatory developments; (xvi) legal or regulatory actions; (xvii) changes in accounting standards; (xviii) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xix) other risks and uncertainties described herein or in any of our filings with the SEC.  We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

-more-

The Phoenix Companies, Inc. … 9

Financial Highlights

Three Months Ended March 31, 2008 and 2007

(Unaudited)

Income Statement Summary	Three Months
($ in millions)	2008	2007

Revenues	$574.0	$663.1

Total Operating Income (loss) (1)	(4.7)	37.4

Net Income (loss)	$(19.0)	$50.6

Earnings Per Share

Weighted Average Shares Outstanding (in thousands)
Basic	114,336	113,836
Diluted	114,336	115,093

Total Operating Income (loss) Per Share (1)
Basic	$(0.04)	$0.33
Diluted	$(0.04)	$0.32

Net Income (loss) Per Share
Basic	$(0.17)	$0.44
Diluted	$(0.17)	$0.44

Balance Sheet Summary	March	December
($ in millions, except share and per share data)	2008	2007

Invested Assets (2)	$15,326.2	$15,814.5
Separate Account Assets	10,344.2	10,820.3
Total Assets	29,389.3	30,206.9
Indebtedness	474.0	627.7
Total Stockholders’ Equity	$2,261.1	$2,289.9
Average Equity, excluding Accumulated OCI, FIN 46-R and
Discontinued Operations (3)	$2,457.6	$2,399.9

Common Shares outstanding (in thousands)	114,382	114,291

Book Value Per Share	$19.77	$20.04
Book Value Per Share, excluding Accumulated OCI and FIN 46-R	21.55	21.71

Third Party Assets Under Management	$34,519.4	$42,548.4

_________

(1)

In addition to financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Phoenix uses non-GAAP financial measures such as total operating income, total operating income per share, operating income, pre-tax operating income and EBITDA in evaluating its financial performance. Net Income and net income per share are the most directly comparable GAAP measures. Phoenix's non-GAAP financial measures should not be considered as substitutes for net income and net income per share. Therefore, investors should evaluate both GAAP and non-GAAP financial measures when reviewing Phoenix's performance. A reconciliation of the net income to Phoenix's non-GAAP financial measures is set forth in the tables at the end of this release. Investors should note that Phoenix's calculation of these measures may differ from similar measures used by other companies.

Total operating income, and components of and measures derived from total operating income, are internal performance measures used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that these measures provide investors with additional insight into the underlying trends in Phoenix's operations.

Total operating income represents income from continuing operations, which is a GAAP measure, before realized investment gains and losses, and certain other items.

• Net realized investment gains and losses are excluded from total operating income because their size and timing are frequently subject to management’s discretion.
•

Certain other items may be excluded from total operating income because we believe they are not indicative of overall operating trends and are items that management believes are non-recurring and material, and which result from a business restructuring, a change in regulatory environment, or other unusual circumstances.

Within its Asset Management segment, management also considers earnings before interest, taxes, depreciation and amortization (“EBITDA”). Management believes EBITDA provides additional perspective on the operating efficiency and profitability of the Asset Management segment. EBITDA represents pre-tax operating income before depreciation and amortization of goodwill and intangibles.

(2)	Invested assets equals total investments plus cash and equivalents less debt and equity securities pledged as collateral.

(3)

This average equity is used for the calculation of total operating return on equity (“ROE”) and represents the average of the monthly average of equity, excluding accumulated OCI, the effects of FIN 46-R and the equity of discontinued operations.  ROE is calculated by dividing (i) total operating income, by (ii) average equity, excluding accumulated OCI, FIN 46-R and discontinued operations. ROE is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that this measure provides investors with a useful metric to assess the effectiveness of Phoenix’s use of capital.

-more-

The Phoenix Companies, Inc. … 10

Consolidated Balance Sheet

March 31, 2008 (Unaudited and Preliminary) and December 31, 2007

($ in millions, except share data)

	March 31,	December 31,
	2008	2007
ASSETS:
Available-for-sale debt securities, at fair value	$11,617.4	$11,970.0
Available-for-sale equity securities, at fair value	204.9	205.3
Venture capital partnerships, at equity in net assets	195.4	173.7
Policy loans, at unpaid principal balances	2,402.9	2,380.5
Other investments	430.5	507.3
Fair value option investments	112.8	--
	14,963.9	15,236.8
Available-for-sale debt and equity securities pledged as collateral, at fair value	185.9	219.1
Total investments	15,149.8	15,455.9
Cash and cash equivalents	362.3	577.7
Accrued investment income	215.8	209.6
Receivables	196.4	159.7
Deferred policy acquisition costs	2,237.2	2,081.2
Deferred income taxes	57.1	36.9
Intangible assets	190.5	208.2
Goodwill	484.5	484.5
Other assets	151.5	172.9
Separate account assets	10,344.2	10,820.3
Total assets	$29,389.3	$30,206.9

LIABILITIES:
Policy liabilities and accruals	$13,803.1	$13,791.2
Policyholder deposit funds	1,723.3	1,808.9
Indebtedness	474.0	627.7
Other liabilities	513.1	551.0
Non-recourse collateralized obligations	270.5	317.9
Separate account liabilities	10,344.2	10,820.3
Total liabilities	27,128.2	27,917.0

STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value: 125,695,161 and 125,604,486 shares issued	1.3	1.3
Additional paid-in capital	2,619.5	2,616.1
Accumulated deficit	(31.7)	(9.8)
Accumulated other comprehensive loss	(148.5)	(138.2)
Treasury stock, at cost: 11,313,564 and 11,313,564 shares	(179.5)	(179.5)
Total stockholders’ equity	2,261.1	2,289.9
Total liabilities and stockholders’ equity	$29,389.3	$30,206.9

-more-

The Phoenix Companies, Inc. … 11

Consolidated Statement of Income (Unaudited)

Three Months Ended March 31, 2008 and 2007

($ in millions)

	Three Months
	2008	2007
REVENUES:
Premiums	$180.2	$194.7
Insurance, investment management and product fees	178.2	150.8
Mutual fund ancillary and other revenue	14.6	16.6
Net investment income	248.5	276.5
Net realized investment gains (losses)	(47.5)	24.5
Total revenues	574.0	663.1

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends	351.6	317.3
Policyholder dividends	73.7	103.8
Policy acquisition cost amortization	30.0	43.5
Intangible asset amortization	7.5	7.6
Intangible asset impairment	10.5	--
Interest expense on indebtedness	10.2	9.5
Interest expense on non-recourse collateralized obligations	3.2	4.0
Other operating expenses	117.4	106.8
Total benefits and expenses	604.1	592.5

Income (loss) before income taxes	(30.1)	70.6
Income tax (expense) benefit	11.1	(20.8)
Income (loss) from continuing operations	(19.0)	49.8
Income from discontinued operations, net of income taxes	--	0.8
Net income (loss)	$(19.0)	$50.6

-more-

The Phoenix Companies, Inc. … 12

Reconciliation of Income Measures (Unaudited)

Three Months Ended March 31, 2008 and 2007

($ in millions)

	Three Months
Reconciliation of Operating Income to Net Income	2008	2007
Operating Income (loss)
Life Insurance	$31.6	$56.0
Annuities	(5.4)	6.9
Life and annuity segment	26.2	62.9
Asset management segment	(13.3)	0.6
Corporate and other	(20.6)	(9.2)
Total Operating income (loss), before income taxes	(7.7)	54.3
Applicable income tax (expense) benefit	3.0	(16.9)
Total Operating income (loss)	(4.7)	37.4

Realized investment gains (losses), net of income taxes and other offsets	(15.1)	12.2
Realized gains from collateralized debt obligations	0.8	0.2
Income from discontinued operations, net of income taxes	--	0.8
Net income (loss)	$(19.0)	$50.6

Reconciliation of Operating Income to Net Income by Segment
Life and Annuity
Operating income	$26.2	$62.9
Applicable income tax expense	(9.7)	(19.6)
Realized investment gains (losses), net of income taxes and other offsets	(12.6)	0.5
Net income	3.9	43.8

Asset Management
Operating income (loss)	(13.3)	0.6
Applicable income tax benefit (expense)	4.6	(0.9)
Realized investment gains (losses), net of income taxes	(0.6)	0.1
Net loss	(9.3)	(0.2)

Corporate and other
Operating loss	(20.6)	(9.2)
Applicable income tax benefit	8.1	3.6
Realized investment gains (losses), net of income taxes	(1.9)	11.6
Realized investment gains from collateralized debt obligations	0.8	0.2
Net income (loss)	(13.6)	6.2

Income from discontinued operations, net of income taxes	--	0.8

Consolidated Net Income (loss)	$(19.0)	$50.6

Reconciliation of Asset Management Operating Income to Earnings
Before Income Taxes, Depreciation and Amortization (EBITDA)

Asset Management Operating Income (loss)	$(13.3)	$0.6
Adjustments for:
Intangible asset amortization and impairments	18.0	7.6
Depreciation	0.1	0.2
EBITDA	$4.8	$8.4

Note: For additional information, see our financial supplement at phoenixwm.com

# # #